As filed with the Securities and Exchange Commission on August 29, 2005.

An Exhibit List can be found on page II-4.

Registration No. 333-122862

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Revelstoke Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	1700	98-0441019
(State of Incorporation)	(Primary Standard Industrial Code No.)	(IRS Employer Identification No.)

14977 - 21st Avenue

South Surrey, British Columbia, V4A 8G3

Canada

Phone # (604) 329-9593

(Address and telephone number of principal executive offices)

3033 N.W. 63rd Street, Suite 200

Oklahoma City, Oklahoma 73116

Phone # (405) 848-1944

(Name, address and telephone number of agent for service)

Copies to:

Mark A. Robertson, Esq.

Robertson & Williams.

3033 N.W. 63rd Street, Suite 200

Oklahoma City, Oklahoma 73116

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	100,000	$ 1.00	$ 100,000	$12.67
Common Stock, $0.001 par value (2)	162,500	$ 1.00	$162,500	$20.59
Total	262,500	$ 1.00	$ 262,500	$33.26

(1)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933.

(2) Selling Shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 26, 2005

Revelstoke Industries, Inc.

100,000 Shares of Common Stock

162,500 Selling Shareholders Common Stock

The shares are being offered for sale on a best efforts basis for 100,000 Shares at $1.00 per share by Revelstoke Industries, Inc.   This offering is being made on a self-underwritten, no minimum basis by us through our officers and directors.  In addition, our selling shareholders are offering up to 162,500 shares of our common stock.  There is no firm commitment for the sale of any shares.  Since there is no firm commitment with respect to the sale of shares, which means that there is no minimum number of shares that must be sold in order to complete the offering, we cannot state how many, if any, shares will be sold.

Our shares of common stock are not listed on any stock exchange.  There is no assurance that our shares of common stock will be quoted on any stock exchange in the future.  The selling shareholders may sell their common stock in private negotiated transactions until our shares of common stock are quoted on the OTC Bulletin Board.  Thereafter, the selling shareholders may sell their shares at prevailing market prices or privately negotiated prices.

There are no commissions payable for sales of shares in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Investing in our common stock involves substantial risks.

See "Risk Factors" beginning on page 6.

August ___, 2005

PROSPECTUS SUMMARY

The following is a summary of certain information contained in this Prospectus Summary. This summary is intended only for quick reference and is not intended to be complete. Therefore, this summary is qualified in its entirety by the detailed information found in the remainder of this Prospectus.

The Company

Revelstoke Industries, Inc. was originally incorporated in the State of Nevada on April 5, 2004.

We are engaged in the business of reclaiming and stabilizing land in preparation for construction in the United States.  We maintain offices at 14977 - 21st Avenue, South Surrey, British Columbia, V4A 8G3, Canada and can be reached at (604) 329-9593.  Our Internet website address is www.revelstokeindustriesinc.com.

The Offering

Shares Offered

We are offering 100,000 shares of common stock, $0.001 par value, at $1.00 per share, for a total offering of $100,000. The 100,000 newly-issued shares being sold by the Company will have voting rights equal to all other outstanding common shares of our stock.  In addition, our selling shareholders are offering to sell up to 162,500 shares of common stock.  We are not receiving any proceeds from the sale of any common stock by selling shareholders.   See "Description of the Securities."

Terms of the Offering	Investors must pay the amount in cash or check at the time of subscription. See "Plan of Distribution".
Who May Invest	The Shares are being offered solely pursuant to this Prospectus.
Use of Proceeds

Proceeds from the sale of newly-issued shares under this Offering will be used principally for the purposes of current operating capital.  This will allow us to develop our projects, and thereby provide revenues and the ability to expand and implement our marketing strategy.  There is a risk that if we do not sell completely all the shares we are offering in this best efforts offering that the shortfall will jeopardize our ability to implement our business plan.  See "Use of Proceeds".

Securities Outstanding

We presently have 300,000 shares of voting common stock issued and outstanding.  Upon completion of this Offering at the Maximum amount, a total of 100,000 newly-issued shares will have been issued and 400,000 shares will then be outstanding.  If less than the Maximum Offering is sold, then correspondingly fewer Shares will be issued at the conclusion of the Offering.  In addition, there are no options presently outstanding to purchase our common stock.  See "Description of Securities."

Risk Factors

Although our principals and senior managers have significant experience in business and management, we have a limited operating history and are, therefore, essentially a "start-up" company.  We do not anticipate profitability, even following a successful closing of this Offering, for a period of approximately 12 months.  There is, therefore, no assurance that revenues will continue to be generated as currently anticipated or that we will become profitable.  Consequently, an investment in Revelstoke Industries, Inc. is highly speculative.  Investors will suffer substantial dilution in the book value per share of the common stock compared to the purchase price.  In seeking to continue our current operations and business, we could incur additional substantial losses, and require further funding for which we presently have no commitments.  No person should invest in Revelstoke Industries, Inc. who cannot afford to risk loss of the entire investment.  See "Risk Factors."

Transfer Agent

Transfer Online, Inc. has been selected to serve as transfer agent and registrar for our outstanding securities upon completion of the Offering.  Transfer Online, Inc. is located at 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, and can be reached at (503) 227-2950.

Sales Agents	The shares are being offered for sale on a best efforts basis by the Company and our officers and directors. No commissions are payable for the sales of shares offered.

RISK FACTORS

Risks Inherent in a New Start-Up Company

Lack of Profitability/Limited Operating History May Jeopardize Success of Operations

We have a limited operating history.  Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses from which they cannot recover.  We will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets and implementing appropriate financial controls and internal operating policies and procedures. We will need to attract and retain a number of key employees and other service personnel. Further, there is no assurance that we will be able, upon completion of this Offering, to successfully continue our operations or that we will ever operate profitably.

Limited Capital/Possible Need for Additional Capital to Continue Development

Revelstoke Industries, Inc. presently does not have sufficient operating capital and is dependent upon this Offering to continue development and marketing.  Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to us will be limited, and may not be sufficient to enable us to fully continue our business operations without additional fund raising.  Additional financing may be required to meet our objectives and provide more working capital for expanding our development capabilities and to achieve our ultimate plan of expansion and full scale of operations.  There can be no assurance that we will be able to obtain such financing on attractive terms, if at all. We have no commitments for additional cash funding beyond the proceeds expected to be received from this Offering.

No Dividends

We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business. See "Dividend Policy."

Limited Liability of Officers and Directors

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law.  Our articles generally provide that our officers and directors will have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  These provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of a company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by Revelstoke Industries, Inc. of expenses incurred or paid by a director, officer or controlling person of Revelstoke Industries, Inc. in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Risks Related to the Nature of the Business

Economic Conditions

The risks associated with our business are more acute in any economic slowdown or during periods of rising interest rates.  In an economic slowdown or during periods of rising interest rates, new construction typically declines, which means the demand for our services will decline.

Competition

We will be competing against other construction site reclamation and excavation companies, some of which sell their services globally, and some of these providers will have considerably greater resources and abilities.  These competitors may have greater marketing and sales capacity, established distribution networks, significant goodwill and global name recognition.

Demand for New Construction

The construction industry, in general, may be adversely affected by several factors beyond our control, including regional demand for new commercial and residential construction.  It is difficult, if not impossible, to predict the demand for reclaiming and stabilizing land in preparation for construction.  Depressed demand for new construction would have a material adverse effect on our operations.

Dependence on the Efforts of Management

Our success will depend to a significant degree upon the involvement of our management, who will be in charge of strategic planning and operations.  The officers, directors, management and advisors have experience in construction site reclamation and preparation, which will be essential to our success.  However, we may need to attract and retain additional talented individuals in order to carry out our business objectives.  The competition for such persons could be intense and there are no assurances that these individuals will be available to us.

Economic Dependence on Alantic Contractors Ltd.

We currently subcontract all land stabilization contracts to one supplier - Alantic Contractors Ltd. (see "Description of Business").  Our ability to continue viable operations is dependent upon these services.

Facilities

Our executive and administrative offices are in approximately 400 square feet of facilities located at 14977 - 21st Avenue, South Surrey, British Columbia, V4A 8G3, Canada.  Our present facilities, however, are inadequate for our business plan since they are located a significant distance from our intended market in the West Coast area of the United States.  Within twelve months, we intend to acquire an additional 2,000 square feet at a location in the United States to be closer to our intended market but there is a risk we might not find a suitable location.

Regulatory Compliance

As many of our planned activities will be subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, there can be no assurance that our operations will not be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Risks Related to the Offering

"Best Efforts"/No Firm Commitment

The Shares are being offered by us on a "Best Efforts" basis, meaning that there is no assurance that any or all of the Offering will be sold.  Because there is no minimum closing amount, there is an increased risk to investors who participate in the Offering if less than the Maximum amount is raised, since the remainder of the funds will not be forthcoming and that shortfall may jeopardize our ability to perform under our business plan.  The Offering may not raise the full $100,000 of new funds for us, because the market may not support the sale of all of the newly-issued common stock.

Uncertain Public Market for Shares

At present, we are a private company.  Following closing of this Offering, there will be a limited marketplace for the Shares of purchasers buying their Shares from us pursuant to the terms and conditions of this Offering and those registered selling shareholders.  There is no assurance as to the depth or liquidity of any market or the prices at which holders may be able to sell the securities.  An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when the need or desire to sell arises.  Furthermore, the Shares are not marginable, will not be marginable in the near future and it is unlikely that a lending institution would accept Revelstoke's common stock as collateral for a loan. (See "Market for Common Equity and Related Stockholder Matters").

Arbitrary Offering Price

The Offering price of the Shares was arbitrarily determined by us.  The Offering price bears no relationship to our assets, earnings to date, book value, net worth or other recognized economic criteria for valuing Shares.  In no event should the Offering price be regarded as an indicator of any future market price of our securities.

Volatility of Stock Price

If a public market does develop for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in our operating results, investor perceptions of us, supply and demand, interest rates, general economic conditions and those conditions specific to the industry, unusual developments with regard to our activities, future financial condition and successful management.

Broad Discretion as to Use of Proceeds

We will have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from the Offering.  The allocation of the proceeds of the Offering may vary significantly depending upon numerous factors, including the success that we have in the marketing of our services and products.  Accordingly, we will have broad discretion with respect to the expenditure of the net proceeds of the Offering.  Investors purchasing the Shares offered here will be entrusting their funds to our management, upon whose judgment the subscribers must depend.  (See "Use of Proceeds").

Benefits to Present Stockholders / Proportionate Risks

Collectively, the existing shareholders own 300,000 shares of our presently outstanding common stock, and as at May 31, 2005 we had total tangible assets of $2,494.  If the Maximum number of newly-issued shares offered by this Offering are sold, then upon completion of the Offering, pre-existing stockholders will represent 75% of the then-outstanding common stock, and investors purchasing newly-issued shares in the Offering will own the other 25%, for which they will have paid $100,000 cash.  Therefore, investors in the Offering will contribute to our capital a disproportionately greater share than the ownership percentage that they receive.  Present stockholders will benefit from a greater share of Revelstoke Industries, Inc. if successful, while investors in the Offering risk a greater loss of cash invested we are not successful.

Dilution

Investors who purchase the Shares in the Offering may experience dilution in the book value of common stock which they acquire.  Our present shareholders purchased their common stock at an average cost of approximately $0.247 per share, lower than the $1.00 per share to be paid by investors in this Offering.  Dilution may also occur if we issue additional shares at a price lower than the Offering price stated in this document.  A substantial portion of our 50,000,000 authorized shares of common stock will remain unissued if all shares offered by this prospectus are sold.  Our Board of Directors has, however, the power to issue shares without shareholder approval.  Following the Offering, any additional issuances of shares by us from our authorized but unissued shares could have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering.  (See "Dilution").

Cumulative Voting and Pre-emptive Rights

There are no pre-emptive rights in connection with our common stock.  Cumulative voting is allowed during the election of directors.  However, after the completion of the Offering, the existing shareholders may continue to control a majority of the issued and outstanding shares and may therefore be able to control the election of a majority of the directors, and generally control our affairs.

Applicability of Low-Priced Stock Risk Disclosure Requirements

Our securities will be considered low-priced or "designated" securities under rules in effect under the Exchange Act.  Under these rules, broker/dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker/dealer's duties, the customer's rights and remedies, certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives.  Broker/dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  The likely effect of these restrictions will be a decrease in the willingness of broker/dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

USE OF PROCEEDS

The proceeds to be realized by us from the sale of newly-issued shares offered in this Offering will vary depending on the total number of shares sold.  The following chart shows the estimated use of proceeds where the maximum offering is raised.

Description

Maximum Offering

Total Proceed

$ 100,000

Offering Expenses

$   10,000

Net proceeds

$   90,000

Marketing

$   25,000

Operations

$   50,000

Working Capital

$   15,000

Total Expenditure

$   90,000

Proceeds to be used for marketing expenses are expected to include advertising in trade publications and entertainment expenses.  Operations expenses are expected to include fees to Alantic Contractors Ltd. (see "Description of Business"), rent, accounting and legal fees relating to the compliance with regulatory reporting requirements, salaries and similar administrative expenses.  Working capital represents an unallocated reserve for unanticipated costs and cash flow requirements.

If we do not sell all of the newly-issued shares offered in the Offering, we will first reduce unallocated working capital, and if necessary funds available for marketing.  A shortfall could jeopardize our ability to implement our business plan.

DETERMINATION OF OFFERING PRICE

The initial public offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board following the sale of the Company shares.  There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board.  In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

MARKET FOR COMMON  EQUITY AND RELATED

STOCKHOLDER MATTERS

Market Information

Prior to this Offering, we have been privately held and no market existed for transactions related to our common stock.  Private sales or transfers are permitted under the respective state and Federal securities laws, subject to compliance with exemptions under the respective statutory guidelines. After this Offering, there will be a limited public marketplace for our common stock.  No estimate can be made of the viability of this secondary market.

Dividends

Holders of our common stock are entitled to receive dividends when declared by our Board of Directors out of funds legally available for distribution.  Any dividends may be paid in cash, property or shares of our common stock.  We have not paid any dividends since our inception, and it is not likely that any dividends on our common stock will be declared at any time in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

Over the next twelve months, we expect to open an office in the United States and begin contacting residential and commercial land developers to establish the demand for our services (see "Description of Business").  With the assistance of Alantic Contractors Ltd., we will locate geotechnical engineers knowledgeable about unstable soils and local soil conditions, and qualified excavation subcontractors.  We also expect  to negotiate contracts with land developers and to begin providing land reclamation and stabilization services.

Results of Operations

The following table sets forth, as a percentage of revenue for the year, our statement of operations data for the period from June 1, 2004 until May 31, 2005.

Revenue	100.0%
Direct costs	120.2
Gross loss	(20.2)
Administrative expenses
Bank charges and interest	0.5
Consulting fees	37.5
Management fees	10.6
Office and miscellaneous	9.2
Professional fees	43.8
Promotion	2.1
Rent	8.0
Telephone	1.4
Transfer agent	6.5
Travel	4.4
Total administrative expenses	124.0
Other income
Gain on foreign exchange	3.2
Loss for the year	(141.0%)

During the year from June 1, 2004 until May 31, 2005, we experienced a net loss of $66,246.  We are in the development stage, and therefore have not commenced producing significant consistent  revenue. Our administrative expenses totaled $58,253 for the year, and consisted primarily of consulting fees of $17,632 relating to investigating the opportunities in the construction site reclamation and stabilization business in the United States and preparation of this prospectus.  In addition, professional fees of $20,574 were incurred in respect of accounting and audit fees and legal fees.

Liquidity and Capital Resources

At May 31, 2005, our principal source of liquidity was cash of $63,704 and we had working capital of $2,494.  Our ability to continue and expand our operations is dependent upon achieving profitable operations and upon obtaining additional financing.  The outcome of these matters cannot be predicted at this time.

For the year ended May 31, 2005, $591 of cash was provided by our operations and we used $45,000 of cash to repay two unsecured promissory notes.  To finance our cash needs since our inception, we borrowed $45,000 during the preceding fiscal period by way of two unsecured promissory notes.  As discussed above, we repaid these loans in full in October 2004.  In addition, we raised $65,000 in November 2004 by the issuance of 162,500 shares of our common stock at $0.40 per share.  During the preceding fiscal period, we raised $9,167 by the issuance of 137,500 shares of our common stock at $0.0667 per share.

Off Balance Sheet Arrangements and Commitments

As of May 31, 2005, we had no off-balance sheet arrangements.  The following table summarizes our contractual obligations at May 31, 2005 and the effect those obligations are expected to have on our liquidity and cash flow in future periods.

	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years
Current liabilities	$76,870	$76,870	$ -	$ -	$ -
Long-term debt	-	-	-	-	-
Total	$76,870	$76,870	$ -	$ -	$ -

Critical Accounting Policies

Development stage company

We are considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

Revenue Recognition

We recognize revenue from land stablization contracts on the percentage of completion basis.  Revenue is measured by the proportion of construction costs incurred to date as a percentage of estimated total construction costs.  We record provisions for estimated losses on uncompleted contracts the period in which those losses are determined.

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities are translated at the rates prevailing at the date of transaction.  We translate revenue and expense items, except for amortization, at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition.  Gains and losses from foreign currency translation are included in the statements of operations.

Loss per share

We use the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

Financial instruments

All our significant financial assets, financial liabilities and equity instruments are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amount of our assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of our revenues and expenditures during the reporting period.  Actual results could differ from those reported.

Income taxes

We provide for income taxes using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Tax benefits, which may arise as a result of applying losses to taxable income, have been reduced to zero by a valuation allowance due to uncertainty regarding their use.

DESCRIPTION OF BUSINESS

History and Development of the Company

Revelstoke Industries, Inc.  was incorporated in Nevada on April 5, 2004, for the purpose of building on the expertise of Alantic Contractors Ltd. in reclaiming and stabilizing land in preparation for construction in Canada.  With this expertise, we intend to enter the United States market.

Using Alantic's management and expertise developed over the last 30 years, we intend to enter the U.S. market for construction site reclamation and preparation.

It is our intention that until we have established enough of a client base to justify hiring full-time staff, we will act essentially as a marketing and contracting company, with any land reclamation contracts we enter into being subcontracted to Alantic (see "Expertise" below). As we gain clients and as revenue increases, we intend to hire experienced staff to manage our land reclamation contracts ourselves.

Expertise

Alantic and its management have over 30 years of expertise and excavation experience, and have specialized in soft-ground development almost exclusively for the last 15 years.

Alantic is owned and managed by Mr. Russell J. Shiels of Langley, British Columbia, Canada, who is also a stockholder in Revelstoke Industries, Inc.  Mr. Shiels will provide guidance in launching our operations in the United States, advise on operational matters and will assist us in promoting our business through associates of his Canadian customers.  We and Alantic have entered into an agreement where Alantic, acting as contractor, will assist us with:

*

Establishing initial budgets

*

Supervision and procuring of engineering services

*

Obtaining state and local approvals

*

Periodic project budget reviews

*

Implementation of systems to conform to local and state regulations

*

Supervision of construction team, including site engineering by Alantic's staff engineer

*

Acquisition of equipment or services of local subcontractors

*

Selection and sourcing of potential fill materials

*

Setting up and directing day-to-day operations

For these services, we will pay Alantic their costs plus 15%.  In addition, we will pay Alantic $2,500 plus travel expenses to review the viability of prospective projects.

An expertise in the field of soft-ground development is necessary to minimize the risk of damage to adjacent buildings and nearby infrastructure, unexpected on-site soil structure damage, and future damage to newly constructed buildings.  Experienced management and staff and geotechnical preparation reduces this risk to a manageable level.

Expertise is also necessary for the proper management of structural fill inventories and availabilities. Costs can increase markedly when large volumes of structural fill must be transported over great distances.  Economies can be had when fill can be removed from one site and moved a short distance to provide the fill for another site.  Proper management of structural fill is a function of management experience.

Site Reclamation and Stabilization

Peat, silt and other organic soils present an unstable base for construction.  Buildings, parking lots and other improvements on such unprepared soils will settle unevenly, thereby causing structural instability and, eventually, costly site remediation or loss of the foundation.  Unstable soils must be either preloaded, excavated and replaced, or pilings must be installed to provide a stable base for foundation.  Depending upon the depth of the unstable soils, removal of undesirable materials and replacement with structural fill, or the installation of pilings may be uneconomical alternatives. Proper staged preloading may be the only viable alternative in relatively deep, unstable soils.

In Canada, Alantic has developed an expertise in preloading and stabilizing fragile land unable to support the weight of commercial buildings, and reclaiming it for profitable development. Preloading is a process whereby unstable soils are consolidated and settled by loading the site in stages with structural fill - sometimes yards deep and weighing thousands of tons - in a predetermined manner.  This compacts and consolidates the underlying soils over a period of months and possibly years.  When the short term settlement has been exhausted, the preload - that is, the amount of material above finished grade - is removed, leaving the site with a stable foundation for construction.

Preloading is not a new technology; in fact, it has been in use for many years.  In recent years, however, a niche has developed where contractors like Alantic have capitalized on the need for sites (landfills) to receive excess structural fill generated as a consequence of multilevel underground developments.  Through the relocation of this structural fill, and with the revenue generated by tipping fees charged, sites which were once not economically viable to develop are afforded the opportunity to proceed.

With our ability to contract Alantic's management and senior staff, and with outside geotechnical engineers, we intend to assist owners of unstable lands to prepare and reclaim their lands for development.  The process for us will typically begin with a review of the particular site's soils by a geotechnical engineer, including soil composition, depth and other characteristics that will describe its behavior and viability for its intended use.

Along with the geotechnical consultant, we will develop a staged plan to fill and preload prospective sites.  Next, the subject site would be cleared and instrumentation installed in preparation for monitoring the site elevation changes and any possible effects on surrounding properties or structures.  Structural landfill materials would be sourced through local projects and excavation contractors, with tipping fees being negotiated.  Initial fill depths would be designed to allow for broad access over the site, while inducing some of the dramatic, primary settlement.  Over a period of months and even years, additional layers of structural fill will be added as fill, and ultimately a preload to prepare the location of any structures to be built.

The rate of settlement will be monitored over the ensuing months using surveyors to gather data from the instrumentation installed prior to preloading.  The geotechnical consultant is responsible for determining the array of instrumentation to be installed, the frequency of data collection, and interpretation of the data.  The rate of settling or lateral movement is typically greatest in the early months, and declines over time.  The performance of the site as proven in the data will determine adjustments to the proposed plan of site filling and preloading. This will be done in consultation with the geotechnical engineer.

We will not provide reclamation services relating to contaminated soils.

Market and Industry Analysis

Alternatives to preloading for preparing unstable-soil sites for construction include  soil removal and replacement, and installation of pilings.  The removal of unstable soils and replacement with structurally suitable fill may be appropriate for shallow soil depths, however the volume of soil required to be removed from sites with deeper soils could make excavation, hauling and disposal uneconomical.

Pilings are a traditional solution for long term stabilization.  This is typically an expensive solution, and may be particularly uneconomical in deep soils.

Our competitors in site preparation and reclamation by preloading range from contractors with similar background and experience, to small contractors with little or no experience in other than general excavation services.  We intend to build on the experience and reputation of Alantic to develop our clientele in the United States.

Regulation

We will conduct business in the United States under the regulation of U.S. corporate law; environmental laws, such as those administered by the U.S. Environmental Protection Agency; state building codes, such as the regulations administered by the California Building Standards Commission, local zoning laws, such as those contained in the Los Angeles Municipal Code; construction and workers' compensation regulations, and pertinent business and professional codes.

These regulations will impact on our business by guiding how and when we undertake our operations, the type and frequency of regulatory reporting, and the payment of related taxes.  Our clientele will be responsible for the cost of all zoning prior to the commencement of our work on particular construction sites.

Liquidity and Capital Resources

We intend to use the proceeds from this Offering for the development of our market and establishment in the United States.  Additional financing will be required to fund the commencement of operations.  Following commencement of operations, revenue billings are expected to fund ongoing operations.

Absent funds raised in this Offering, we will rely on funds committed by the principals and a moderation of our growth prospects for the next 12 months.

Facilities

Our executive and administrative offices are in approximately 400 square feet of facilities located at 14977 - 21st Avenue, South Surrey, British Columbia, V4A 8G3, Canada.  These facilities are adequate for our current needs; however they are inadequate for our business plan since we intend to relocate our principal offices in 2,000 square feet at another location in California or elsewhere in the western United States.  Considerations in selecting an appropriate location include proximity to our clientele and construction sites, and the cost of suitable industrial facilities.

Legal Proceedings

To the knowledge of our officers and directors, neither we nor any of our officers or directors is a party to any material legal proceeding or litigation and those persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against us or our officers or directors.  None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

MANAGEMENT

Officers and Directors

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Position	Position Held Since
Gordon C. McDougall	49	President, Treasurer and Director	Since Inception
Alan Sedgwick	52	Secretary, Director	Since Inception

President/Treasurer/Director: Gordon C. McDougall

1994 to Present: President, Campbell Capital Advisory Inc., a private investment and management consulting company located in South Surrey, British Columbia, Canada. February 2005 to Present: Director and President, Wentworth Energy, Inc., a public oil and gas company listed on the Pink Sheets. March 2002 to June 2004: Director, Gamestate Entertainment Inc., a public leisure and entertainment company listed on the NASD Over-the-Counter Bulletin Board.  June 1999 to June 2000: President, Luna Medical Technologies, Inc., a public, medical device marketing company listed on the NASD Over-the-Counter Bulletin Board.  Gordon McDougall, was born in New Brunswick, Canada.  He completed the Canadian Securities Course in 1984 and became a stockbroker with Nesbitt Thomson in 1984.  In 1986 he became a director of Allure Industries Inc. a research and development company, which eventually became a waste management company and was sold.  He then was the Chief Executive Officer of Maple Technologies Inc., which was in targeted advertising, primarily focused on the college and university markets and hotels.  The company's main product was called Target Vision.  Mr. McDougall is well-versed in raising capital, managing start-up companies and coaching companies through their initial growth.

Secretary/Director: Alan Sedgwick

1992 to Present: Automotive Lease Specialist, Ocean Park Ford Ltd., a motor vehicle dealer located in White Rock, British Columbia, Canada.  After graduating from Southern Alberta Institute of Technology (Business Administration) in 1975, Alan Sedgwick developed a diverse 30-year background in direct marketing and sales. During the mid-seventies, he recognized the potential of the mini computer and became one of the first to market them in western Canada for Olivetti Canada. After moving to British Columbia, Mr. Sedgwick formed The Nova Communication Group, which was active in all aspects of advertising and promotion of small and mid-sized companies in the interior of the province. At the same time, Mr. Sedgwick ventured into the food and beverage industry, opening Jonathan Segal's Bar & Restaurant Ltd.  For the past fifteen years, he has been in the automotive leasing industry, focusing on niche markets such as the British Columbia film industry.

Employees

We currently have two employees - our two executive officers.  Within the next 12 months, and as funds become available, we intend to hire one or two additional employees, and additional consultants will be engaged on an as-needed contract basis.

EMPLOYMENT AGREEMENTS

As of the date of this prospectus, there are no employment agreements in place with any employee. As we receive funding and hire employees and engage consultants, employment and consulting agreements will be executed.

EXECUTIVE COMPENSATION

We have no officers, directors or employees who receive more than $100,000 per year as compensation.  Mr. McDougall, the chief executive officer of the company has not received any compensation from the company since inception.  There are no option, long term compensation, incentive or benefit plans in place as of the date of this prospectus.  We do not pay director fees at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described in this prospectus, none of our directors, executive officers nor members of their immediate family have a direct or indirect material interest in any transactions or proposed transactions which materially affected or could materially affect us.

We entered into a letter agreement with Alantic Contractors Ltd. to assist us with commencing our operations in the United States, and the promotion and operation of our business for a fee (see "Description of Business").  Alantic is owned and managed by Russell J. Shiels, who owns 75,000 shares of our common stock, representing 25.0% of our issued capital.  In addition, Mr. Shiels' spouse, Janet Shiels, his daughter, Tara Shiels, and his step-daughter, Lindsay White, also own, respectively, 50,000, 1,000 and 1,000 shares of our common stock representing, respectively, 16.7%, 0.3% and 0.3% of our issued capital.

Since our inception, we have entered into no transactions with promoters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth, as of August 26, 2005, the name and the approximate number of shares of common stock of Revelstoke Industries, Inc. owned of record or beneficially by each person who owns of record, or is known by us to own beneficially, more than five percent (5%) of our common stock, and the name and shareholdings of each officer and director, and of all officers and directors as a group as of the date of this Memorandum and as adjusted to reflect the sale of the securities offered hereby.

Principal Shareholders' Name	Number of Shares Owned	Percentage Prior to Offering	Percentage Following Offering
Gordon C. McDougall	62,500	20.8%	15.6%
All Officers and Directors As a Group	62,500	20.8%	15.6%
Russell J. Shiels	75,000	25.0%	18.8%
Darlene Rodocker	62,500	20.8%	0%
Janet Shiels	50,000	16.7%	0%
Minority Shareholders	50,000	16.7%	0%

DILUTION

We presently have 300,000 shares of common stock issued and outstanding and as of May 31, 2005 a net tangible book value of $2,494, or approximately $0.008 per share.  Directors and officers paid the sum of $0.067 per share to purchase a total of 62,500 shares.

The proceeds from this offering will vary depending on the total number of shares sold.  If all of the 100,000 newly-issued shares being offered are sold, our net proceeds, after deducting the offering costs of $10,000, will be $90,000.  Adding the net proceeds to our net tangible book value results in a total tangible book value of $92,494, with a total of 400,000 shares issued and outstanding.  Dividing our total tangible book value by the number of shares then-outstanding discloses a post-offering per share net tangible book value of approximately $0.231.  Therefore, the investors who purchase shares in this offering will suffer an immediate dilution in the book value of their shares of approximately 76.9% or $0.769 per share, while the present shareholders will experience an immediate increase in the net tangible book value of their shares of approximately $0.223 per share.

SELLING STOCKHOLDERS

We are registering 162,500 shares of our common stock by our existing shareholders.  The following table sets forth the name of each selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder as of August 26, 2005, and the number of shares being offered by each selling shareholder.  None of the selling shareholders listed below are broker-dealers or affiliates of broker-dealers.  Any changes to this list of selling shareholders will be disclosed via an amendment to this form SB-2.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering
Name and Address	Number	Percent		Number	Percent
Larry Ainsworth 15487 93rd Avenue, Surrey, BC, V3R 9B6, Canada	1,000	0.3%	1,000	0	0%
Joseph W. Bayer 6321 - 132nd Street, Surrey, BC, V3X 1M7, Canada	1,000	0.3%	1,000	0	0%
Graeme Bruce 1339 - 227th Street, Langley, BC, V2Z 2W8, Canada	2,500	0.8%	2,500	0	0%
Louise Bruce 1339 - 227th Street, Langley, BC, V2Z 2W8, Canada	2,500	0.8%	2,500	0	0%
Neil Buker 3154 West 3rd Avenue, Vancouver, BC, V6K 1N3, Canada	1,000	0.3%	1,000	0	0%
Gordon Caulder 5510 Cliffridge Place, North Vancouver, BC, V7R 4S2, Canada	5,000	1.7%	5,000	0	0%
Barry W. Chapman 5461 Grove Avenue, Ladner, BC, V4K 2A6, Canada	1,000	0.3%	1,000	0	0%
C. Jane Clements 4628 - 239th Street, Langley, BC, V2Z 2T1, Canada	1,000	0.3%	1,000	0	0%
Sheri Croskery 5262 - 238th Street, Langley, BC, V2Z 2N3, Canada	1,000	0.3%	1,000	0	0%
Tyler DeBoer 5715 - 182nd Street, Surrey, BC, V3S 4M5, Canada	1,000	0.3%	1,000	0	0%
Ralph Ettles 1905 - 169th Street, Surrey, BC, V3S 9X3, Canada	1,000	0.3%	1,000	0	0%
Tony Fiorino 111 - 7436 Stove Lake Street, Mission, BC, V2V 5B9, Canada	1,000	0.3%	1,000	0	0%
Harry Girgulis 15431 93rd Avenue, Surrey, BC, Canada	1,000	0.3%	1,000	0	0%
Otis Hiltz 966 - 163rd Street, Surrey, BC, V4A 9T8, Canada	1,000	0.3%	1,000	0	0%
Brad Hofstad 6869 181st Street, Surrey, BC, V3S 9C2, Canada	1,000	0.3%	1,000	0	0%
Barrie Hunt #203 - 1705 Martin Drive, Surrey, BC, V4A 9T5, Canada	1,000	0.3%	1,000	0	0%
Helge Jensen 16711 18th Avenue, Surrey, BC, V3S 9X5, Canada	1,000	0.3%	1,000	0	0%
Firoz Jessa 1676 138th Street, Surrey, BC, V4A 8N3, Canada	1,000	0.3%	1,000	0	0%
John Kyle 6700 No. 7 Road, Richmond, BC, V6W 1E9, Canada	1,000	0.3%	1,000	0	0%
Melanie Lantz 22710 - 64th Avenue, Langley, BC, V2Y 2K8, Canada	1,000	0.3%	1,000	0	0%
Frederick R. Lloyd 19985 36th Avenue, Langley, BC, V3A 2R3, Canada	1,000	0.3%	1,000	0	0%

Bryan McFarlane 19785 - 8th Avenue, Langley, BC, V2Z 1W1, Canada	1,000	0.3%	1,000	0	0%
Heather McFarlane 19785 - 8th Avenue, Langley, BC, V2Z 1W1, Canada	1,000	0.3%	1,000	0	0%
Wendie Parrish #15 - 21928 - 48th Avenue, Langley, BC, V3A 8H1, Canada	1,000	0.3%	1,000	0	0%
Mike Penfold 11121 Hynes Street, RR 4, Maple Ridge, BC, V2W 1V9, Canada	1,000	0.3%	1,000	0	0%
Mike Pridie 33223 East View Place, Abbotsford, BC, Canada	1,000	0.3%	1,000	0	0%
Darlene Rodocker 1081 Kent Street, White Rock, BC, V4B 4T2, Canada	62,500	20.9%	62,500	0	0%
Elaine Rooney #19 - 2575 McAdam Road, Abbotsford, BC, V2S 7G4, Canada	1,000	0.3%	1,000	0	0%
Adam Donald Sedgwick 819 - 4515 Varsity Drive, Calgary, AB, T3A 0Z8, Canada	1,000	0.3%	1,000	0	0%
Betty Louise Sedgwick 819 - 4515 Varsity Drive, Calgary, AB, T3A 0Z8, Canada	1,000	0.3%	1,000	0	0%
Gregory Bruce Sedgwick 52 Berwick Hill NW, Calgary, AB, T3K 1C5, Canada	1,000	0.3%	1,000	0	0%
Roderick James Sedgwick 719 Maidstone Drive NE, Calgary, AB, T2A 4B6, Canada	1,000	0.3%	1,000	0	0%
Patricia Senger 25900 - 67th Avenue, Aldergrove, BC, V4W 1V3, Canada	1,000	0.3%	1,000	0	0%
Janet Shiels 6156 224th Street, Langley, BC, V2Y 2L5, Canada	50,000	16.7%	50,000	0	0%
Tara Shiels 6156 - 224th Street, Langley, BC, V2Y 2L5, Canada	1,000	0.3%	1,000	0	0%
Robert Smith #202 - 1705 Martin Drive, Surrey, BC, V4A 9T5, Canada	1,000	0.3%	1,000	0	0%
Richard Smyth 381 56th Street, Delta, BC, Canada	1,000	0.3%	1,000	0	0%
Yusuf Visram 21211 43A Avenue, Langley, BC, V3A 9S4, Canada	1,000	0.3%	1,000	0	0%
Linda Weight 6281 192nd Street, Surrey, BC, V3S 8E1, Canada	1,000	0.3%	1,000	0	0%
Lindsay White 6156 - 224th Street, Langley, BC, V2Y 2L5, Canada	1,000	0.3%	1,000	0	0%
Phyllis Winship P.O. Box 214, Fort Langley, BC, V1M 2R5, Canada	2,000	0.7%	2,000	0	0%
Cheryl Wood 13276 20A Avenue, Surrey, BC, Canada	1,000	0.3%	1,000	0	0%
Garry Wood 13276 20A Avenue, Surrey, BC, Canada	1,000	0.3%	1,000	0	0%
Sidney Robert Zetterstrom 20628 - 39th Avenue, Langley, BC, V3A 2V6, Canada	1,000	0.3%	1,000	0	0%

PLAN OF DISTRIBUTION

We are offering the shares of our common stock through our officers and directors.  Our officers and directors will be the only persons that will conduct the direct public offering of our shares.  They intend to offer and sell the shares in the primary offering through their business and personal contacts.  Our officers and directors are the only persons that plan to sell our shares of common stock.  They are not registered broker-dealers.  They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer.  Specifically, each of them (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with his participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, he will not be an associated person of a broker or a dealer; (iii) at the time of participation, will not be an associated person of a broker or dealer; and (iv) pursuant to Rule 3a4-1(a)(4)(ii), each of them will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us, other than in connection with transactions in securities; each of them was not a broker or dealer, or an associated person of a broker or dealer within the last 12 months; and each of them has not participated in, or does not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1.

Our common stock is not quoted on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  We anticipate a listing on the Over-the-Counter Bulletin Board to occur sometime subsequent to the effective date of this offering but not until all 100,000 shares being offered by the Company are sold.

We will offer 100,000 newly-issued company shares to the public at the maximum offering price set out on the cover of this prospectus.

Selling Stockholders

The selling stockholders may, from time to time, sell any or all of their shares of common stock. These sales may be at fixed or negotiated prices.  The selling stockholders may sell their shares in a privately negotiated transaction at any time or may use any one or more of the following methods when selling their shares after a listing is approved for the Over-The-Counter Bulletin Board:

*

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

*

block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

*

purchases by a broker-dealer as principal and resale by a broker-dealer for its account;

*

an exchange distribution in accordance with the rules of the applicable exchange;

*

short sales that are not violations of the laws and regulations of any state or the United States;

*

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

*

through the writing of options on the shares;

*

a combination of any such methods of sale; and

*

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage puts, calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from us and/or the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then-market price.  The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements.  If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion.  In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock.  All of these limitations may affect the marketability of the shares.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and Bylaws, copies of which are provided as exhibits after this document.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock with a $0.001 par value. As of August 26, 2005, we had outstanding 300,000 shares of common stock. We have reserved from our authorized but unissued shares, a sufficient number of shares of common stock for issuance under this Offering.  The shares of common stock issuable upon completion of the Offering, when issued in accordance with the terms of the Offering, will be fully paid and non-assessable.

Outstanding Options to Purchase Common Stock

There are no options held by any entity with respect to purchase of our common stock.

Dividend Policy

Holders of our common stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available for distribution.  Any such dividends may be paid in cash, property or shares of our common stock.  We have not paid any dividends since inception, and it is not likely that any dividends on our common stock will be declared at any time in the foreseeable future.  Any dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Shares Eligible for Future Sale

Of the 300,000 shares of common stock currently outstanding, all are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended, in that these shares were issued and sold by us without registration, as private transactions not involving a public offering, or are securities held by affiliates.  Although these restricted and affiliated securities are not presently tradable in any public market which may develop for the common stock, these securities may in the future be publicly sold into any such market, if such a market should develop, in accordance with the provisions of Rule 144.  In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including our affiliates, can sell within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if our stock becomes quoted on NASDAQ or a stock Transfer), the reported average weekly trading volume during the four calendar weeks preceding the sale, provided that at least one year has elapsed since the restricted securities being sold were purchased from us or any affiliate of ours, and provided further that certain other conditions are also satisfied.  If at least two years have passed since the restricted securities were purchased from us or an affiliate of ours, a person who has not been an affiliate of ours for at least three months is entitled to sell those restricted shares under Rule 144 without regard to any limitations on the amount.  Future sales by current shareholders, especially of substantial amounts, could depress the market prices of the common stock in any market that may develop.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Management will attempt to resolve any conflicts of interest that may arise in our favor. Failure to do so could result in fiduciary liability to management.  The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit.  The articles with these exceptions eliminate any personal liability of a Director to us or our shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to us or our shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director.  Our by-laws indemnify our Officers and Directors to the full extent permitted by Nevada law.  Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.  A director or officer must be indemnified as to any matter in which he successfully defends himself.  Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Revelstoke Industries, Inc. pursuant to these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common shares offered has been passed upon for us by Dieterich & Associates, Los Angeles, California 90064.

EXPERTS

The financial statements included in this prospectus have been audited by MacKay, LLP, registered independent chartered accountants, as stated in their reports appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to our recurring losses from operations which raise substantial doubt about our ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of Revelstoke Industries, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.  Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at sec.gov.

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Financial Statements

(Expressed in US Dollars)

May 31, 2005

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Financial Statements

(Expressed in US Dollars)

May 31, 2005

Report of Registered Public Accounting Firm

F-3

Statements of Operations and Deficit

F-4

Balance Sheets

F-5

Statements of Stockholders' Equity

F-6

Statements of Cash Flows

F-7

Notes to the Financial Statements

F-8 - F-11

CHARTERED                                                                         1100 - 1177 West Hastings Street                                                     mackay.ca

ACCOUNTANTS                                                                    Vancouver, BC   V6E 4T5
MacKay LLP                                                                                                         Tel:  604-687-4511

                                                                                                                                   Fax: 604-687-5805

                                                                                                                                   Toll Free: 1-800-351-0426

                                                                                                                                   www.MacKayLLP.ca

Report of Registered Public Accounting Firm

To the Shareholders of

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

We have audited the balance sheets of Revelstoke Industries, Inc., (a development stage enterprise) as at May 31, 2005 and May 31, 2004 and the statements of operations and deficit, stockholders' equity, and cash flows for the year ended May 31, 2005 and for the periods from inception on April 5, 2004 to May 31, 2004 and May 31, 2005. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2005 and May 31, 2004 and the results of its operations and its cash flows for the year ended May 31, 2005 and the periods from inception on April 5, 2004 through May 31, 2004 and May 31, 2005, in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada.

"MacKay LLP"

July 14, 2005

Chartered Accountants

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Statements of Operations and Deficit

(Expressed in US Dollars)

Cumulative, from Inception

Year ended

Period ended

on April 5, 2004 to

May 31,

May 31,

May 31, 2005

 2005

 2004

Revenue	$ 46,974	$ 46,974	$ -
Direct costs	56,481	56,481	-

Gross loss	(9,507)	(9,507)	-
Administrative expenses
Bank charges and interest	285	235	50
Consulting fees	20,932	17,632	3,300
Management fees	5,000	5,000	-
Office and miscellaneous	4,400	4,323	77
Promotion	978	978	-
Professional fees	22,574	20,574	2,000
Rent	3,750	3,750	-
Telephone	652	652	-
Transfer agent	3,055	3,055	-
Travel	2,054	2,054	-
	63,680	58,253	5,427

Loss before other income	(73,187)	(67,760)	(5,427)

Other income
Gain on foreign exchange	1,514	1,514	-

Loss for the period	(71,673)	(66,246)	(5,427)
Deficit, beginning of period	-	(5,427)	-

Deficit accumulated during the development stage	$ (71,673)	$ (71,673)	$ (5,427)

Loss per share	$ (0.337)	$ (0.303)	$ (0.039)

Weighted average shares outstanding	212,946	218,527	137,500

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Balance Sheets

(Expressed in US Dollars)

May 31,

2005

2004

Assets

Current
Cash	$ 63,704	$ 44,113
Due from related party (note 3)	7,285	-
Prepaid expenses	8,375	11,000

	$ 79,364	$ 55,113

Liabilities

Current
Accounts payable and accrued liabilities	$ 76,797	$ 5,300
Due to shareholders (note 4)	73	1,073
Promissory notes payable (note 5)	-	45,000

	76,870	51,373

Stockholders' Equity
Common stock, $0.001 par value
50,000,000 shares authorized
300,000 shares outstanding (2004 - 137,500)	300	138

Additional paid in capital	73,867	9,029

Deficit accumulated during the development stage	(71,673)	(5,427)

	2,494	3,740

	$ 79,364	$ 55,113

Approved by the Directors:

"Gordon C. McDougall"

"Alan Sedgwick"

_____________________________ Director

_____________________________ Director

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Statements of Stockholders' Equity

(Expressed in US Dollars)

For the period from Inception April 5, 2004 to May 31, 2005

	Number of shares	Par value	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total

April 5, 2004 issue common shares for cash	137,500	$ 138	$ 9,029	$ -	$ 9,167

Net loss for the period	-	-	-	(5,427)	(5,427)

Balance May 31, 2004	137,500	138	9,029	(5,427)	3,740

November 30, 2004 issue common shares for cash	162,500	162	64,838	-	65,000

Net loss for the year	-	-	-	(66,246)	(66,246)

Balance May 31, 2005	300,000	$ 300	$ 73,867	$ (71,673)	$ 2,494

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Statements of Cash Flows

(Expressed in US Dollars)

Cumulative, from Inception

Year ended

Period ended

on April 5, 2004 to

May 31,

May 31

May 31, 2005

 2005

 2004

Cash provided by (used for)

Operating activities
Loss for the period	$ (71,673)	$ (66,246)	$ (5,427)

Change in non-cash working capital items:
Due from related party	(7,285)	(7,285)	-
Prepaid expenses	(8,375)	2,625	(11,000)
Accounts payable and accrued liabilities	76,797	71,497	5,300

	(10,536)	591	(11,127)

Financing activities
Promissory notes issued	45,000	-	45,000
Promissory notes repaid	(45,000)	(45,000)	-
Advances from (repayment to) shareholders	73	(1,000)	1,073
Issuance of shares	74,167	65,000	9,167

	74,240	19,000	55,240

Increase in cash	63,704	19,591	44,113

Cash, beginning of period	-	44,113	-

Cash, end of period	$ 63,704	$ 63,704	$ 44,113

Supplemental cash flow information

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(Expressed in US Dollars)

May 31, 2005

1.

Nature of operations

The company was incorporated in the State of Nevada on April 5, 2004.  The company is engaged in the business of reclaiming and stabilizing land in preparation for construction in the United States of America.  The company has elected a fiscal year end of May 31.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustment that would be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. The company's ability to continue as a going concern is dependent upon achieving profitable operations and/or upon obtaining additional financing. The outcome of these matters can not be predicted at this time.

2.

Significant accounting policies

a)

Development stage company

The company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

b)

Revenue recognition

Revenue from land stabilization contracts is recognized on the percentage of completion basis whereby revenue is measured by the proportion of construction costs incurred to date as a percentage of estimated total construction costs.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

c)

Foreign currency translation

Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the year.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statements of operations.

d)

Loss per share

The company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

e)

Financial instruments

All significant financial assets, financial liabilities and equity instruments of the company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(Expressed in US Dollars)

May 31, 2005

2.

Significant accounting policies (continued)

e)

Financial instruments (continued)

practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

f)

Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

g)

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Tax benefits, which may arise as a result of applying losses to taxable income, have been reduced to nil by a valuation allowance due to uncertainty regarding their utilization.

h)

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, "Accounting for certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payments.   For public companies, the cost of employee services received in exchange for equity instruments generally should be measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments should be measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Public entities that file as small business issuers must comply as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In addition, the FASB and Emerging Issues Task Force ("EITF") have issued a variety of interpretations including the following interpretations with wide applicability:

Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special purpose Entities"). The Interpretation is generally in effect for interim or annual periods beginning after December 15, 2003.

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(Expressed in US Dollars)

May 31, 2005

2.

Significant accounting policies (continued)

h)

Recent accounting pronouncements (continued)

In November 2002, the EITF reached a consensus on Issue 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). This consensus addresses issues related to separating and allocating value to the individual elements of a single customer arrangement involving obligations regarding multiple products, services, or rights which may be fulfilled at different points in time or over different periods of time. EITF 00-21 guidance is applicable for arrangements entered into in fiscal periods beginning after June 15, 2003.

The adoption of these new pronouncements is not expected to have a material effect on the company's financial position or results of operations.

3.

Related party transactions

Related party transactions are in the normal course of operations and have been valued in these financial statements at the exchange amount which is the amount of consideration established and agreed to by the related parties.

a)

During the year ended May 31, 2005, the company entered into transactions with related parties as follows:

Management fees paid to a corporation controlled by a director	$5,000
Rent paid to a corporation controlled by a director	$3,750
Equipment rental paid to a corporation controlled by a director	$1,250

b)

As at May 31, 2005, $7,285 included in "Due from related party" was owed by a corporation controlled by a director of the company in respect of advances on expenses.  The amount due from the related party is unsecured, without interest or stated terms of repayment.  Accordingly, the fair value can not be readily determined.

4.

Due to shareholders

Amounts due to shareholders at May 31, 2005 $73 (May 31, 2004 - $1,073) are unsecured, do not bear interest and have no fixed terms of repayment.  Accordingly, fair value cannot be readily determined.

5.

Promissory notes payable

On May 1, 2004, the company issued two non-interest-bearing promissory notes for a total amount of $45,000.  The two notes were repaid in full in October 2004.

6.

Economic dependence

The company currently sub-contracts all land stabilization contracts to one supplier.  Accordingly the company is reliant on this relationship to provide services.

Revelstoke Industries, Inc.

(a Development Stage Enterprise)

Notes to the Financial Statements

(Expressed in US Dollars)

May 31, 2005

7.

Income taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

May 31,	2005	2004

Loss before income taxes for the period	$ (66,246)	$ (5,427)

Income tax recovery at statutory rates	$ (23,186)	$ (1,899)
Non-deductible items for tax purposes	171	-
Unrecognized benefit of non-capital loss carry-forwards	23,015	1,899

	$ -	$ -

The significant components of the company's income tax assets are as follows:

May 31,	2005	2004

Future income tax assets
Non-capital losses available for future periods	$ 24,914	$ 1,899

Valuation allowance	(24,914)	(1,899)
	$ -	$ -

At May 31, 2005 the company has tax losses of approximately $71,200 (2004 - $5,400) available for carry-forward to reduce future years' income taxes, expiring up to 2015.

Tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts.

8.

Financial Instruments

Currency risk

Currency risk is the risk to the company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The company does not use derivative instruments to reduce its exposure to foreign currency risk.

At May 31, 2005 the company had the following financial assets and liabilities:

CDN Dollars

Cash

$          69,084

Accounts payable

$          77,513

At May 31, 2005 Canadian dollar amounts were converted at a rate of $1.2552 Canadian dollars to $1.00 US dollar.

100,000

Shares of Common Stock

and

162,500 Shares of Selling Shareholder Common Stock

of

Revelstoke Industries, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is August ____,  2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Our Bylaws require that we indemnify any person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or a person of whom he is the legal representative is or was our director or officer, or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against such costs and expenses, and to the extent and in the manner provided under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC Registration fee	$ 33.26
Accounting fees and expenses	5000.00
Legal fees and expenses	5000.00
TOTAL	$10,033.26

        * Estimated

Item 26.  Recent Sales of Unregistered Securities.

The following information is given with regard to unregistered securities sold by us during the past three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.  The original incorporators contributed $9,167 for their shares in April 2004. These shares were issued without registration in reliance on the exemption provided by Rule 4(2) and Regulation S under the 1933 Act.  There was no advertising or solicitation involved in the sale of these shares.

Date	Purchaser	No. of Securities Sold	Consideration Received
			Amount	Type
Apr. 5, 2004	Gordon C. McDougall	62500	$4,167	Cash
Apr. 5, 2004	Russell J. Shiels	75000	$5,000	Cash
Nov. 26, 2004	Larry Ainsworth	1000	$400	Cash
Nov. 26, 2004	Joseph W. Bayer	1000	$400	Cash
Nov. 26, 2004	Graeme Bruce	2500	$1,000	Cash
Nov. 26, 2004	Louise Bruce	2500	$1,000	Cash
Nov. 26, 2004	Neil Buker	1000	$400	Cash
Nov. 26, 2004	Gordon Caulder	5000	$2,000	Cash
Nov. 26, 2004	Barry W. Chapman	1000	$400	Cash
Nov. 26, 2004	C. Jane Clements	1000	$400	Cash
Nov. 26, 2004	Sheri Croskery	1000	$400	Cash
Nov. 26, 2004	Tyler DeBoer	1000	$400	Cash
Nov. 26, 2004	Ralph Ettles	1000	$400	Cash
Nov. 26, 2004	Tony Fiorino	1000	$400	Cash
Nov. 26, 2004	Harry Girgulis	1000	$400	Cash
Nov. 26, 2004	Otis Hiltz	1000	$400	Cash
Nov. 26, 2004	Brad Hofstad	1000	$400	Cash
Nov. 26, 2004	Barrie Hunt	1000	$400	Cash
Nov. 26, 2004	Helge Jensen	1000	$400	Cash
Nov. 26, 2004	Firoz Jessa	1000	$400	Cash
Nov. 26, 2004	J John Kyle	1000	$400	Cash
Nov. 26, 2004	Melanie Lantz	1000	$400	Cash
Nov. 26, 2004	Frederick R. Lloyd	1000	$400	Cash
Nov. 26, 2004	Bryan McFarlane	1000	$400	Cash
Nov. 26, 2004	Heather McFarlane	1000	$400	Cash
Nov. 26, 2004	Wendie Parrish	1000	$400	Cash
Nov. 26, 2004	Mike Penfold	1000	$400	Cash
Nov. 26, 2004	Mike Pridie	1000	$400	Cash
Nov. 26, 2004	Darlene Rodocker	62500	$25,000	Cash
Nov. 26, 2004	Elaine Rooney	1000	$400	Cash
Nov. 26, 2004	Adam Donald Sedgwick	1000	$400	Cash
Nov. 26, 2004	Betty Louise Sedgwick	1000	$400	Cash
Nov. 26, 2004	Gregory Bruce Sedgwick	1000	$400	Cash
Nov. 26, 2004	Roderick James Sedgwick	1000	$400	Cash
Nov. 26, 2004	Patricia Senger	1000	$400	Cash
Nov. 26, 2004	Tara Shiels	1000	$400	Cash
Nov. 26, 2004	Robert Smith	1000	$400	Cash
Nov. 26, 2004	Richard Smyth	1000	$400	Cash
Nov. 26, 2004	Yusuf Visram	1000	$400	Cash
Nov. 26, 2004	Linda Weight	1000	$400	Cash
Nov. 26, 2004	Lindsay White	1000	$400	Cash
Nov. 26, 2004	Phyllis Winship	2000	$800	Cash
Nov. 26, 2004	Cheryl Wood	1000	$400	Cash
Nov. 26, 2004	Garry Wood	1000	$400	Cash
Nov. 26, 2004	Sidney Robert Zetterstrom	1000	$400	Cash

For each of the above issuances and sales, we relied upon Regulation S of the Securities Act of 1933, as amended, as the basis for the exemption from registration requirements and there was no public solicitation involved.  The shares of restricted common stock were sold to private investors, none of whom reside in the U.S. or is a U.S. citizen.  All recipients either received adequate information about us or had access, through employment or other relationships, including business and personal relationships with our management to such information.  A total of $65,000 was raised from 44 investors.

Item 27.  Exhibits.

The following exhibits are included as part of this Form SB-2.

Exhibit Number	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion Re: Legality*
10.1	Letter Agreement with Alantic Contractors Ltd.*
23.1	Consent of Auditors
23.2	Consent of Counsel*

      *previously filed with Form SB-2 on February 17, 2005

Item 28.  Undertakings.

We hereby undertake to:

(1)        file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)        include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)      reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)      include any additional or changed material information on the plan of distribution;

(2)        for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3)        file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

(4)        for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective; and

(5)        for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Vancouver, British Columbia, Canada on August 26, 2005.

Revelstoke Industries, Inc.

/s/ Gordon C. McDougall

Gordon C. McDougall, President, Treasurer, Director

/s/ Alan Sedgwick

Alan Sedgwick, Secretary, Director

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

To Whom it May Concern:

We consent to the use in the Registration Statement of Revelstoke Industries, Inc. on Form SB-2/A (the "Registration Statement") of our Auditors' Report dated July 14, 2005, on the balance sheet of Revelstoke Industries, Inc. as at May 31, 2005, and the related statements of operations and deficit, stockholders' equity and cash flows for the period from incorporation April 5, 2004 to May 31, 2005.

In addition we consent to the reference to us under the heading "Experts" in the Registration Statement.

"MacKay LLP"

Chartered Accountants

Vancouver, British Columbia

Canada

August 26, 2005